Exhibit 99.1

 SCBT Financial Corporation Reports Strong Earnings For the Fourth Quarter and
                                   Year 2005


    COLUMBIA, S.C.--(BUSINESS WIRE)--Jan. 19, 2006--SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A., and SunBank, N.A., today reported the company's unaudited results of operations and other financial information for the fourth quarter and year ended December 31, 2005.

    RESULTS of OPERATIONS and FINANCIAL RESULTS
    (Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.)

    FOURTH QUARTER 2005 RESULTS of OPERATIONS

    Net income for the fourth quarter 2005 was $4,085,000, or $0.49 per diluted share compared to $3,424,000 or $0.42 per diluted share in the fourth quarter of 2004, an increase of over 15 percent. Cash EPS, which omits the effect of amortization expense related to intangibles that are deducted from regulatory capital, was $0.50 and $0.43 for the fourth quarter of 2005 and 2004, respectively. Loans grew by 11.9 percent from the previous quarter end, while deposits grew 7.9 percent. Net income for the quarter included the effect of several non-recurring expenses totaling $459,000 pre-tax, impacting earnings by almost $0.04 per diluted share for the quarter and the year. During the quarter SCBT completed its acquisition of SunBank and incurred $92,000 in merger-related expenses. Other one-time expenses include a $202,000 loss on the sale of available-for-sale securities, as the company elected to strategically reposition a portion of its investment portfolio for the current interest rate environment. SCBT incurred approximately $65,000 in recruitment related expenses, as the company has taken the opportunity to hire some of the best bankers in its central and other regions. Finally, SCBT made a $100,000 contribution to establish a SCBT Foundation Fund within the Central Carolina Community Foundation. The company will be able to grow this foundation fund over time through contributions and investment returns, and it will be able to largely centralize its CRA and other donation activities through directed donations. Each of the company's operating subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, N.A., had net income of $4,010,000. South Carolina Bank and Trust of the Piedmont, N.A. had earnings of $475,000. The company also completed its acquisition of Sun Bancshares, Inc. in November 2005, and welcomed SunBank, N.A. into its banking family. SunBank had post merger income of $98,000.

    YEAR 2005 RESULTS of OPERATIONS

    Net income for the twelve-month period ending December 31, 2005, increased approximately 18 percent to $16,655,000, or $2.03 per diluted share, from $14,016,000 and $1.72 per diluted share for the twelve-month period ending December 31, 2004. Cash EPS for 2005 was $2.07, up 18.5 percent from $1.74 in 2004. Total assets were $1,925,958,000 at year-end 2005 compared to $1,436,977,000 at year-end
2004, an increase of 34 percent. Return on average assets was 1.00% for 2005 compared to 1.05% for 2004. Return on average equity for 2005 was 13.19%, up notably from 12.20% for 2004. Return on tangible equity was 15.20% for 2005 and 12.70% for 2004. Total shareholders' equity was $148,403,000 at December 31, 2005, compared to $118,798,000 at the end of 2004, an increase of 24.9 percent.
    Robert R. Hill, Jr., president and chief executive officer noted, "2005 was the best year we have ever had, and we are excited about the momentum we have built as we move into 2006. We experienced tremendous organic growth, completed three acquisitions to expand our footprint, experienced exceptional loan quality, and continued to add many great bankers to our team. We also opened 17,184 new checking accounts during the year. We are fortunate to see so many customers become a part of SCBT. In 2006, we intend to continue building our franchise within South Carolina with a continued emphasis on providing the highest levels of customer service." Richard C. Mathis, executive vice president and chief financial officer added, "We are pleased to have gained additional stock analyst coverage from FIG Partners, LLC and Keefe, Bruyette & Woods, Inc. during the last quarter of 2005. Our company is now covered by four analysts including SunTrust Robinson Humphrey and FTN Midwest Research. We have worked hard with groups like these to demonstrate the solid foundation of our company."

    LOAN and DEPOSIT GROWTH

    Total loans outstanding at year-end 2005 were $1,535,901,000 compared to $1,153,230,000 at the end of 2004, an increase of 33.2 percent. Average total loans were up $270,325,000, or 25.9 percent. Total deposits outstanding at year-end 2005 were $1,473,289,000, an increase of $301,976,000, or 25.8 percent compared to the previous year. Average deposits during 2005 increased by $265,940,000, or 25.1 percent. All loan categories experienced growth during the year. The 2005 year-end balance of mortgages held for sale was down $876,000 from the prior year-end period; however, over the course of 2005 the company's secondary mortgage lenders originated approximately $197,000,000 more than during 2004, positively impacting non-interest income.

    NET INTEREST INCOME and MARGIN

    Non-taxable equivalent net interest income (before provision for loan losses) was $65,537,000 for all of 2005, up 23 percent from $53,265,000 for all of 2004. SCBT's tax equivalent net interest margin of 4.28% for all of 2005 decreased by nine basis points from the prior year. While a relatively flat yield curve continues to have some negative impact on net interest margins industry wide, the primary contributor to the decline was the issuance of $40 million in trust preferred securities during the year. These issuances provide funding and Tier 1 capital at an average cost of funds of approximately 5.93 percent on a pre-tax basis. This provides a favorable long-term rate for capital and funding, and should have an especially beneficial impact on operations and returns in rising interest rate environments. Even with the impact of debt service on the trust preferred securities in 2005, the net interest margin for the fourth quarter of 2005 was flat compared to the margin in 2004's fourth quarter, when no such debt service was carried.

    NONINTEREST INCOME and EXPENSE

    Non-interest income for the twelve-month period ending December 31, 2005 was $23,901,000, compared with $22,651,000 for the same period in 2004, an increase of 5.5 percent. This increase over 2004 consists primarily of a $1,162,000 or 29.9 percent increase in secondary mortgage origination fees, a $957,000 or 56.7 percent increase in bankcard services income, a $619,000 or 5.2 percent increase in service charges on deposit accounts, offset only by the one-time gains in 2004 for certain branch and credit card loan dispositions of $1,496,000. Non-interest expense for the twelve-month period ending December 31, 2005 was $60,053,000, compared with $51,131,000 for the same period in 2004, an increase of 17.4 percent. Salaries and commissions expense was $34,074,000 during 2005 compared to $27,762,000 in 2004. This increase results primarily from an increase in full time equivalent employees gained in the acquisitions completed in 2005 and from increased incentive-type expense incurred for increased net income and sales volumes of certain banking products. Information services expense increased $623,000 during the year as we expanded our footprint in two additional markets in South Carolina. Advertising and public relations expense was also up $618,000 during this expansion year. Charitable contributions increased in 2005 by approximately $400,000 (including the $100,000 to establish the SCBT Foundation Fund). The previously mentioned $202,000 loss on sale of available-for-sale securities was recorded as non-interest expense.

    ASSET QUALITY

    The company's focus on asset quality continues to produce strong results in comparison to its peers. At December 31, 2005, nonperforming loans totaled $4,272,000, representing 0.28% of period-end loans. Other real estate owned at year-end was $379,000. The allowance for loan losses at December 31, 2005 was $20,025,000 and represented 1.30% of total loans. The current allowance for loan losses provides 4.69 times coverage of period-end nonperforming loans and approximately 10.2 times coverage of fourth quarter annualized net charge-offs. In the fourth quarter, net charge-offs were $496,000, or an annualized 0.14% of average loans. Net charge-offs for the full year 2005 amounted to 0.11% of average loans. The provision for loan losses for the quarter was $1,447,000, compared to $1,163,000 in the comparable period last year. The higher provision reflects management's close attention to asset quality and to strong loan growth throughout the period and year. (The loan data above does not include mortgage loans held for sale.)
    "We had tremendous success in 2005 in each of our three primary areas of performance: soundness, profitability, and growth," stated CEO Hill. "As we approach the $2 billion asset mark, our core values have not changed. We are fortunate to have superior bankers who provide superior service. We have tremendous momentum as a company with a great future."

    SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A., and SunBank, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 39 financial centers in 14 South Carolina counties, and has served South Carolinians for over 70 years. The company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT." More information is available at www.SCBandT.com.

    Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) Credit risk associated with an obligor's failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) Interest risk involving the effect of a change in interest rates on both the bank's earnings and the market value of the portfolio equity;
(3) Liquidity risk affecting the bank's ability to meet its obligations when they come due; (4) Price risk focusing on changes in market factors that may affect the value of traded instruments in mark-to-market portfolios; (5) Transaction risk arising from problems with service or product delivery; (6) Compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) Strategic risk resulting from adverse business decisions or improper implementation of business decisions; and (8) Reputation risk that adversely effects earnings or capital arising from negative public opinion; and (9) Loss of consumer confidence and economic disruptions resulting from terrorist activities.



                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)



               Three months ended           Twelve months ended
EARNINGS          December 31,                 December 31,
 SUMMARY     ---------------------        ---------------------
 (non tax                            %                            %
 equivalent)     2005       2004   Change     2005       2004   Change
             ---------- ---------- ------ ---------- ---------- ------
Interest
 income        $27,333    $18,524   47.6%    94,247    $67,908   38.8%
Interest
 expense         9,519      4,569  108.3%    28,710     14,643   96.1%
             ---------- ----------        ---------------------
Net interest
 income         17,814     13,955   27.7%    65,537     53,265   23.0%
Provision for
 loan losses(1)  1,447      1,163   24.4%     4,907      4,332   13.3%
Noninterest
 income          6,282      5,417   16.0%    23,901     22,651    5.5%
Noninterest
 expense        16,734     13,265   26.2%    60,053     51,131   17.4%
             ---------- ----------        ---------------------
Earnings
 before
 income taxes    5,915      4,944   19.6%    24,478     20,453   19.7%
Provision for
 income taxes    1,830      1,520   20.4%     7,823      6,437   21.5%
             ---------- ----------        ---------------------
Net earnings    $4,085     $3,424   19.3%    16,655    $14,016   18.8%
             ========== ==========        =====================

Basic
 weighted
 average
 shares(2)   8,338,408  8,027,098    3.9% 8,131,538  8,062,536    0.9%
Diluted
 weighted
 average
 shares(2)   8,426,291  8,123,753    3.7% 8,211,355  8,142,494    0.8%

Earnings per
 share -
 Basic(2)       $0.490     $0.427   14.8%    $2.048     $1.738   17.8%
Earnings per
 share -
 Diluted(2)     $0.485     $0.421   15.0%    $2.028     $1.721   17.8%

(a)Cash
  earnings per
  share -
  Basic(2)      $0.502     $0.432   16.1%    $2.087     $1.762   18.5%
(a)Cash
  earnings per
  share -
  Diluted(2)    $0.497     $0.427   16.3%    $2.067     $1.744   18.5%

 Cash
  dividends
  declared
  per common
  share         $0.170     $0.170    0.0%    $0.680     $0.648    4.9%
 Dividend
  payout
  ratio          31.22%     33.29%  -6.2%     34.29%     36.68%  -6.5%

(a) Cash basis earnings exclude the effect on earnings of amortization expense related to intangibles that are a deduction from regulatory capital.






                              AVERAGE for Quarter Ended
                ------------------------------------------------------
BALANCE SHEET     Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
 HIGHLIGHTS         2005       2005       2005       2005       2004
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale    $21,183     25,626     16,893     15,199    $15,637
Total loans(1)  1,453,790  1,336,406  1,284,640  1,177,059  1,121,067
Total
 investment
 securities       180,650    173,712    174,511    164,933    168,682
Intangible
 assets            26,413     18,426     17,198      4,562      4,602
Earning assets  1,691,288  1,580,224  1,523,823  1,399,811  1,329,842
Total assets    1,829,706  1,705,343  1,646,333  1,498,732  1,421,166
Noninterest
 bearing
 deposits         254,520    242,789    232,556    233,651    229,453
Interest
 bearing
 deposits       1,160,207  1,105,388  1,084,577    987,653    936,017
Total deposits  1,414,727  1,348,176  1,317,133  1,221,303  1,165,470
Fed funds
 purchased &
 repo             146,461    125,563    120,252    100,596     80,726
Other borrowings  121,996     99,226     77,806     51,916     51,960
Shareholders'
 equity           136,749    125,050    122,323    119,883    117,390






                                 AVERAGE for Twelve Months Ended
                                   ----------------------------   %
BALANCE SHEET HIGHLIGHTS            31-Dec-2005   31-Dec-2004   Change
                                   ------------- ------------- -------
Mortgage loans held for sale            $19,758       $14,338    37.8%
Total loans(1)                        1,313,796     1,043,471    25.9%
Total investment securities             173,495       160,787     7.9%
Intangible assets                        16,714         4,485   272.7%
Earning assets                        1,549,672     1,240,368    24.9%
Total assets                          1,671,025     1,329,138    25.7%
Noninterest bearing deposits            240,941       208,151    15.8%
Interest bearing deposits             1,084,986       851,836    27.4%
Total deposits                        1,325,927     1,059,987    25.1%
Fed funds purchased & repo              123,351        90,448    36.4%
Other borrowings                         87,959        58,630    50.0%
Shareholders' equity                    126,260       114,880     9.9%




                                   ENDING Balance
                ------------------------------------------------------
BALANCE SHEET     Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
 HIGHLIGHTS         2005       2005       2005       2005       2004
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale    $12,961     25,104    $22,773    $17,704    $13,837
Total loans(1)  1,535,901  1,372,325  1,319,844  1,195,220  1,153,230
Total
 investment
 securities       181,505    177,047    176,562    161,914    165,446
Intangible
 assets            36,181     18,756     18,453      4,543      4,586
Allowance for
 loan losses(1)   (20,025)   (17,908)   (16,875)   (15,085)   (14,470)
Premises and
 equipment         43,664     39,062     38,228     33,744     33,667
Total assets    1,925,958  1,757,390  1,689,699  1,522,083  1,436,977
Noninterest
 bearing
 deposits         254,099    246,895    230,689    226,912    224,027
Interest
 bearing
 deposits       1,219,190  1,118,325  1,093,571  1,019,009    947,286
Total deposits  1,473,289  1,365,220  1,324,260  1,245,921  1,171,313
Fed funds
 purchased &
 repo             150,163    159,922    140,510     96,222     89,208
Other borrowings  144,256     97,294     94,190     51,903     51,928
Total
 liabilities    1,777,555  1,630,107  1,565,211  1,401,258  1,318,179
Shareholders'
 equity           148,403    127,283    124,488    120,825    118,798

Actual # shares
 outstanding    8,644,883  8,072,524  8,068,729  8,058,194  8,038,382





NONPERFORMING ASSETS      Dec. 31, Sep. 30, Jun. 30, Mar. 31, Dec. 31,
 (ENDING balance)            2005    2005     2005     2005     2004
                           -------- ------- -------- -------- --------
Nonaccrual loans            $2,760  $3,451   $3,133   $1,898   $2,429
Other real estate owned        379   1,083    1,319    1,351    1,712
Accruing loans past due 90
 days or more                1,512     586    1,199    1,412      840
                           -------- ------- -------- -------- --------
     Total nonperforming
      assets                $4,651  $5,120   $5,651   $4,662   $4,981
                           ======== ======= ======== ======== ========

Total nonperforming assets
 as a percentage of total
 loans and OREO(1)            0.30%   0.37%    0.43%    0.39%    0.43%
                           ======== ======= ======== ======== ========


                                        Quarter Ended
                           -------------------------------------------

ALLOWANCE FOR LOAN        Dec. 31, Sep. 30, Jun. 30, Mar. 31, Dec. 31,
 LOSSES(1)                   2005    2005     2005     2005     2004
                           -------- ------- -------- -------- --------
Balance at beginning of
 period                    $17,908  16,875  $15,085  $14,470  $13,837
Loans charged off             (632)   (734)    (297)    (185)    (620)
Loan recoveries                136      94       74       77       90
                           -------- ------- -------- -------- --------
    Net (charge-offs)
     recoveries               (496)   (640)    (223)    (108)    (530)
Provision for loan losses    1,447   1,673    1,064      723    1,163
ALL acquired in merger(3)    1,165       -      949        -        -
                           -------- ------- -------- -------- --------
Balance at end of period    20,025  17,908   16,875   15,085   14,470
                           ======== ======= ======== ======== ========

Allowance for loan losses
 as a percentage of total
 loans(1)                     1.30%   1.30%    1.28%    1.26%    1.25%
                           ======== ======= ======== ======== ========
Allowance for loan losses
 as a percentage of
 nonperforming loans        468.74% 443.61%  389.54%  455.70%  442.64%
                           ======== ======= ======== ======== ========
Net charge-offs as a
 percentage of
 average loans
 (annualized)(1)              0.14%   0.19%    0.07%    0.04%    0.19%
                           ======== ======= ======== ======== ========
Provision for loan losses
 as a percentage
 of average total loans
 (annualized)(1)              0.39%   0.50%    0.33%    0.25%    0.41%
                           ======== ======= ======== ======== ========




LOAN PORTFOLIO                   Dec. 31,   % of     Dec. 31,   % of
 (ENDING balance)(1)               2005     Total      2004     Total
                               ----------- ------- ----------- -------
Commercial                       $178,039   11.59%   $138,228   11.98%
Consumer                          127,817    8.32%    104,553    9.06%
Real estate:
  Commercial                      641,275   41.75%    430,244   37.30%
  Consumer                        421,860   27.47%    334,578   29.01%
Firstline                         145,404    9.47%    128,429   11.13%
Other loans                        21,523    1.40%     17,375    1.51%
                               ----------- ------- ----------- -------
Total loans (gross)(1)          1,535,918  100.00%  1,153,407  100.00%
Unearned income                       (17)      0        (177)      0
                               ----------- ------- ----------- -------
Total loans (net of
 unearned income)(1)           $1,535,901  100.00% $1,153,230  100.00%
                               =========== ======= =========== =======

Mortgage loans held for sale      $12,961             $13,837






                                   Quarter Ended
                ------------------------------------------------------
                  Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
SELECTED RATIOS     2005       2005       2005       2005       2004
                ---------- ---------- ---------- ---------- ----------

Return on
 average assets
 (annualized)        0.89%      1.02%      1.00%      1.10%      0.96%
                ========== ========== ========== ========== ==========

Return on
 average equity
 (annualized)       11.85%     13.94%     13.46%     13.77%     11.60%
                ========== ========== ========== ========== ==========

Return on
 average
 tangible equity
 (annualized)       14.69%     16.35%     15.66%     14.31%     12.08%
                ========== ========== ========== ========== ==========

Net interest
 margin (tax
 equivalent)         4.23%      4.28%      4.32%      4.31%      4.24%
                ========== ========== ========== ========== ==========

Efficiency ratio
 (tax
 equivalent)        68.02%     65.63%     66.11%     65.19%     67.68%
                ========== ========== ========== ========== ==========

End of period
 book value per
 common share      $17.17     $15.77     $15.43     $14.99     $14.78
                ========== ========== ========== ========== ==========

End of period
 tangible book
 value per
 common share      $12.98     $13.44     $13.14     $14.43     $14.21
                ========== ========== ========== ========== ==========

End of period
 # shares       8,644,883  8,072,524  8,068,729  8,058,194  8,038,382
                ========== ========== ========== ========== ==========

End of period
 Equity-to-
 Assets              7.71%      7.24%      7.37%      7.94%      8.27%
                ========== ========== ========== ========== ==========

End of period
 Tangible
 Equity-to-
 Tangible Assets     5.94%      6.24%      6.34%      7.66%      7.97%
                ========== ========== ========== ========== ==========


                                             Twelve Months Ended
                                         ---------------------------
                                          31-Dec-2005   31-Dec-2004
                                         -------------  ------------
SELECTED RATIOS

Return on average assets                         1.00%         1.05%
                                         =============  ============

Return on average equity                        13.19%        12.20%
                                         =============  ============

Return on average tangible equity               15.20%        12.70%
                                         =============  ============

Net interest margin (tax equivalent)             4.28%         4.37%
                                         =============  ============

Efficiency ratio (tax equivalent)               66.30%        66.49%
                                         =============  ============

                                Three Months Ended
                ------------------------------------------------------
                     December 31,                  December 31,
                         2005                          2004
                -------------------------- ---------------------------
                 Average            Yield   Average            Yield
YIELD ANALYSIS   Balance  Interest (NON-TE) Balance  Interest (NON-TE)
                --------- -------- -------  -------- -------- --------

Interest Earning
 Assets:
Federal funds
 sold, Reverse
 repo, & Time
 deposits          $35,665     346   3.85%    $24,456      122   1.99%
Investment
 securities
 (taxable)         154,980   1,679   4.30%    137,770    1,349   3.89%
Investment
 securities
 (tax- exempt)      25,670     297   4.60%     30,912      345   4.43%
Mortgage loans
 held for sale      21,183     316   5.93%     15,637      213   5.43%
Loans(1)         1,453,790  24,695   6.74%  1,121,067   16,495   5.85%
                 ---------- -------        ----------- --------
  Total Interest
   Earning
   Assets       $1,691,288  27,333   6.41% $1,329,842   18,524   5.54%

Noninterest
 Earning
 Assets:
Cash and due
 from banks         58,500                     44,136
Other assets        98,715                     61,168
Allowance for
 loan losses(4)    (18,797)                   (13,980)
                -----------                -----------
  Total
   Noninterest
   Earning
   Assets          138,418                     91,324

                -----------                -----------
  Total Assets  $1,829,706                 $1,421,166
                ===========                ===========

Interest Bearing
 Liabilities:
Transaction and
 money market
 accounts         $534,642   1,987   1.47%   $447,720    1,158   1.03%
Savings deposits    77,641     114   0.58%     74,663       54   0.29%
Certificates and
 other time
 deposits          547,924   4,589   3.32%    413,634    2,442   2.35%
Federal funds
 purchased &
 Repo.             146,461   1,222   3.31%     80,726      256   1.26%
Other
 borrowings        121,996   1,607   5.23%     51,960      659   5.04%
                ----------- -------        ----------- --------
  Total Interest
   Bearing
   Liabilities   $1,428,664  $9,519   2.64% $1,068,703   $4,569  1.70%

Noninterest
 Bearing
 Liabilities:
  Demand
   deposits        254,520                    229,453
 Other
  liabilities        9,773                      5,620
Total Noninterest
 Bearing
 Liabilities       264,293                    235,073
Shareholders'
 Equity            136,749                    117,390
                -----------                -----------
  Total Non-IBL
   and
   Shareholders'
   Equity          401,042                    352,463
                -----------                -----------
  Total
   Liabilities
   and
   Shareholders'
   Equity       $1,829,706                 $1,421,166
                ===========                ===========


Net Interest
 Income and
 Margin (NON-
 TAX EQUIV.)               $17,814   4.18%             $13,955   4.17%
                           ======== ------             ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.23%                       4.24%
                                    ======                      ======



                                 Twelve Months Ended
                ------------------------------------------------------
                     December 31,                  December 31,
                         2005                          2004
                -------------------------- ---------------------------
                 Average            Yield   Average            Yield
YIELD ANALYSIS   Balance  Interest (NON-TE) Balance  Interest (NON-TE)
                --------- -------- -------  -------- -------- --------

Interest
 Earning
 Assets:
Federal funds
 sold, Reverse
 repo, & Time
 deposits         $42,623    1,324   3.11%    $21,772      324   1.49%
Investment
 securities
 (taxable)        146,871    6,123   4.17%    127,916    4,856   3.80%
Investment
 securities
 (tax- exempt)     26,624    1,210   4.55%     32,870    1,461   4.44%
Mortgage loans
 held
 for sale          19,758    1,127   5.70%     14,338      770   5.37%
Loans(1)        1,313,796   84,463   6.43%  1,043,471   60,497   5.80%
                ---------- --------        ----------- --------
  Total Interest
   Earning
   Assets      $1,549,672   94,247   6.08% $1,240,367   67,908   5.47%

Noninterest
 Earning
 Assets:
Cash and due
 from banks        55,768                      42,637
Other assets       82,272                      59,160
Allowance for
 loan losses(4)   (16,687)                    (13,026)
               -----------                 -----------
  Total
   Noninterest
   Earning
   Assets         121,353                      88,771

               -----------                 -----------
  Total Assets $1,671,025                  $1,329,138
               ===========                 ===========

Interest
 Bearing
 Liabilities:
Transaction
 and money
 market
 accounts        $518,208    6,717   1.73%   $386,945    2,653   0.69%
Savings deposits   77,283      328   0.57%     72,621      205   0.28%
Certificates
 and other
 time
 deposits         489,495   14,101   3.85%    392,270    8,385   2.14%
Federal funds
 purchased &
 Repo.            123,351    3,031   3.29%     90,448      687   0.76%
Other
 borrowings        87,959    4,533   6.89%     58,630    2,713   4.63%
               ----------- --------        ----------- --------
 Total
  Interest
  Bearing
  Liabilities  $1,296,296  $28,710   2.96% $1,000,914  $14,643   1.46%

Noninterest
 Bearing
 Liabilities:
  Demand
   deposits       240,941                     208,151
  Other
   liabilities      7,528                       5,193
Total
 Noninterest
 Bearing
 Liabilities      248,469                     213,344
Shareholders'
 Equity           126,260                     114,880
               -----------                 -----------
 Total
  Non-IBL
  and
  Shareholders'
  Equity          374,729                     328,224
               -----------                 -----------
 Total
  Liabilities
  and
  Shareholders'
  Equity       $1,671,025                  $1,329,138
               ===========                 ===========


Net Interest
 Income and
 Margin (NON-
 TAX EQUIV.)               $65,537   4.23%             $53,265   4.29%
                           ======== ------             ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.28%                       4.37%
                                    ======                      ======


                     Three months ended      Twelve months ended
                          Dec. 31,                Dec. 31
                     -----------------        -----------------
NON-INTEREST INCOME                      %                        %
 & EXPENSE             2005     2004   Change   2005     2004   Change
                     -------- -------- ------ -------- -------- ------
Noninterest income:
 Service charges on
  deposit accounts    $3,243   $3,074    5.5% $12,473  $11,854    5.2%
 Secondary market
  mortgage fees        1,273    1,061   20.0%   5,054    3,892   29.9%
 Trust fees              134      140   -4.2%     577      556    3.8%
 Bankcard services
  income                 728      464   56.7%   2,647    1,690   56.7%
 Other service
  charges,
  commissions, fees      904      678   33.3%   3,150    4,659  -32.4%
                     -------- --------        -------- --------
    Total
     noninterest
     income           $6,282   $5,417   16.0% $23,901  $22,651    5.5%
                     ======== ========        ======== ========
Noninterest expense:
 Salaries and
  employee benefits   $9,036   $7,118   27.0% $34,074  $27,762   22.7%
 Net furniture and
  equipment expense    1,181    1,153    2.4%   4,340    4,447   -2.4%
 Net occupancy
  expense                943      852   10.6%   3,493    3,309    5.5%
 Amortization            164      120   37.1%     576      488   17.9%
 Bankcard services
  expense                238      145   64.6%     738      598   23.4%
 Advertising and
  public relations       864      647   33.6%   2,499    1,881   32.9%
 Information
  services expense       568      327   73.8%   1,872    1,249   50.0%
 Loss on sale of
  securities             202        -    N.A.     202        -    N.A.
 Other                 3,538    2,903   21.9%  12,259   11,397    7.6%
                     -------- --------        -------- --------
    Total
     noninterest
     expense         $16,734  $13,265   26.2% $60,053  $51,131   17.4%
                     ======== ========        ======== ========


   (1) Loan data excludes mortgage loans held for sale.

   (2) Per share data and shares outstanding for per share data calculations have been retroactively adjusted to give effect to a 5% common stock dividend paid to shareholders of record on December 20, 2004.

   (3) Allowance for loan losses acquired in the purchase of Sun
Bancshares, Inc. in November 2005 and New Commerce BanCorp in April
2005.

   (4) Includes allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in
April 2005.

    CONTACT: SCBT Financial Corporation
             Richard C. Mathis, 803-765-4618